Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2015 Equity Incentive Plan and 2010 Incentive Stock Plan of Surge Components, Inc. of our report dated February 26, 2016 relating to the consolidated financial statements of Surge Components, Inc. included in its Annual Report on Form 10-K for the years ended November 30, 2015 and 2014 filed with the Securities and Exchange Commission.

/s/ Seligson & Giannattasio, LLP

Seligson & Giannattasio, LLP

White Plains, New York

June 8, 2016